                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11 (c) or (S) 240.14a-12

 ............................Trikon Technologies,Inc.............................
               (Name of Registrant as Specified in Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filling  Fee (Check appropriate box):

[X] No fee required
[_] $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
        .......................................................................
    2)  Aggregate number of securities to which transaction applies:
        .......................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (Set forth the amount on which the filing fee is calculated and state how it was determined):
        .......................................................................
    4)  Proposed maximum aggregate value of transaction:
        .......................................................................
    5)  Total fee paid:
        .......................................................................
[_] Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-    11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ____________________________________________
     2)  Form Schedule or Registration Statement No:_________________________
     3)  Filing Party: ______________________________________________________
     4)  Date Filed: ________________________________________________________

                           TRIKON TECHNOLOGIES, INC.
                                 RINGLAND WAY
                         NEWPORT, SOUTH WALES  NP6 2TA
                                UNITED KINGDOM

                      NOTICE OF SOLICITATION OF CONSENTS

     The Board of Directors of Trikon Technologies, Inc. ("Trikon" or the "Company") is seeking the approval of the holders of Trikon's Common Stock for a proposed amendment to Trikon's Seventh Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 15,000,000 to 50,000,000.

     The Board of Directors recommends that you consent to the amendment to increase Trikon's authorized Common Stock.

     The Consent Statement contains a more extensive discussion of the proposed amendment and the reasons therefor. You should read the Consent Statement carefully. Because this solicitation of consents is in lieu of a meeting of shareholders, there will be no meeting of shareholders in connection with this consent solicitation.

     We have established the close of business on September 28, 2000 as the record date for determining shareholders entitled to submit consents.

     Please complete, date, sign, and return the enclosed consent cart promptly in the accompanying reply envelope, but in no event later than 10:00 a.m., New York City time, November 7, 2000. Your consent may be revoked at any time prior to such time.

                                    By Order of the Board of Directors

                                    Jeremy Linnert
                                    Secretary
Newport, South Wales, United Kingdom
October   , 2000

                          YOUR CONSENT IS IMPORTANT.

IN ORDER TO ASSURE YOUR SHARES ARE REPRESENTED, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).


    If you have any questions or need assistance in executing your consent, please call the firm assisting us in the solicitation of consents.
                   Georgeson Shareholder Communications Inc.
                                17 State Street
                           New York, New York 10004
                Banks and Brokers Call Collect: (212) 440-9800
                  All Others Call Toll Free: 1 (800) 223-2064

                           TRIKON TECHNOLOGIES, INC.

                               CONSENT STATEMENT

                                 INTRODUCTION

     This Consent Statement is being furnished to the holders of common stock, no par value ("Common Stock"), of Trikon Technologies, Inc. ("Trikon") in connection with the solicitation of consents by Trikon's Board of Directors. These consent solicitation materials were first mailed on or about
October __,2000, to all holders of Common Stock of Trikon.

                        PURPOSE OF CONSENT SOLICITATION

     As explained in more detail below, Trikon's Board of Directors has adopted resolutions proposing, declaring advisable and recommending that the stockholders authorize an amendment to Trikon's Seventh Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 15,000,000 to 50,000,000.

                        VOTING RIGHTS AND SOLICITATION

Voting

     Trikon's Common Stock is the only class of security entitled to submit consents. On September 27, 2000, the record date for determination of stockholders entitled to submit consents, there were 11,678,056 shares of Common Stock outstanding. Each stockholder of record on September 28, 2000 is entitled to one vote for each share of Common Stock held on such date.

     The proposed amendment requires approval by the holders of at least a majority of the outstanding shares of Common Stock. Broker non-votes, abstaining or not returning a signed consent card will have the same effect as withholding consent.

Revocation of Signed Consents

     You may revoke your consent at any time provided that a written, dated revocation is executed and delivered to the address set forth above prior to 10:00 a.m., New York City time, on November 7, 2000. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective.

Solicitation of Consents

     Trikon will bear the entire cost of the solicitation, including the preparation, assembly, printing, and mailing of this Consent Statement, the consent cards, and any additional solicitation material furnished to stockholders.

     Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Trikon may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees of Trikon. No additional compensation will be paid to these individuals for any such services. Trikon has also retained Georgeson Shareholder Communications Inc. to assist in the solicitation of consents for a fee anticipated to be approximately $10,000 plus expenses.

                               CONSENT PROCEDURE

     Section 603 of the General Corporation Law of the State of California states that, unless otherwise provided in the articles of incorporation, any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation.

     Shareholders can vote by mailing their consent cards to:

                   Georgeson Shareholder Communications Inc.
                                17 State Street
                           New York, New York 10004

     If the requisite consent is received, Trikon will promptly amend it Seventh Amended and Restated Articles of Incorporation in conformity therewith. If the proposed amendment is adopted by less than unanimous consent of the shareholders, Trikon will promptly notify the shareholders who have not consented to the action take. If the requisite consent is not received by November 7, 2000, Trikon may extend the time period for submitting consents.

     PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                 COMMON STOCK

     The Board of Directors of Trikon has approved (subject to stockholder approval), and is hereby soliciting stockholder approval for, an amendment to Trikon's Seventh Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 15,000,000 to 50,000,000. The proposed amendment will amend paragraph 1 of Article 4 of the Seventh Amended and Restated Articles of Incorporation of Trikon as follows:

     "The Company is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000) and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000)."

     In order to effect the increase in the authorized shares of Common Stock, the stockholders are being asked to approve the Articles of Amendment. The Board of Directors approved the Articles of Amendment at the meeting of the board of directors on September 21, 2000, subject to stockholder approval. The Board of Directors believes that the increase in the authorized shares of Common Stock is in the best interests of both Trikon and the stockholders, and would enable Trikon to have additional shares of Common Stock available for issuance in connection with public and private offerings, future acquisitions, employee benefit plans, additional stock splits and other corporate purposes.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     To the extent known by Trikon, the following table sets forth certain information regarding beneficial ownership of Common Stock as of September 26, 2000 by: (i) each person (or group or affiliated persons) who is known by Trikon to own beneficially more than 5% of Trikon's outstanding Common Stock
(ii) each of Trikon's directors and executive officers and (iii) Trikon's directors and executive officers as a group. For purposes of calculating the percentage beneficially owned, (i) the number of shares of Common Stock includes
(x) 11,678,056 shares of Common Stock outstanding as of September 26, 2000 and
(y) the shares of Common Stock subject to options and warrants held by the person or group that are currently exercisable or exercisable within 60 days from September 26, 2000. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.


                                              Shares of
                                              Common Stock
Name and Address of                           Beneficially                  Percent of
Beneficial Owner                              Owned                        Common Stock
------------------------------                ---------------------       --------------
Christopher D. Dobson..............             1,634,614                     14.1%
    Ringland Way, Newport
    South Wales, NP6 2TA U.K.

The DDJ Entities(2)................              862,198                       7.4%
    141 Linden Street, Suite 4
    Wellesley, MA 02181

Nicolas Carrington.................              9,066(3)                       *

Richard M. Conn....................              10,614(4)                      *

Jeremy Linnert.....................              6,150(5)                       *

Stephen Wertheimer.................              9,000(6)                       *

Nigel Wheeler......................              84,424(7)                      *

Robert Anderson....................              29,000(8)                      *

All current directors and                       1,782,868(9)                  14.9%
 executive officers
  as a group (7 persons)...........

------------------------
  *    Less than 1.0%

(1) The number of shares beneficially owned by Pequot Capital Management, Inc. is based on information contained in a Schedule 13G filed on January 8, 1999 and certain information provided by Pequot Capital Management, Inc. to the Company. Pequot Capital Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940, acts as an investment adviser to certain investment funds and managed accounts, which hold shares of Common Stock and Series H Preferred Stock.

(2) The number of common shares beneficially owned by the DDJ Entities is based on the information contained in Schedule 13G filed by DDJ Capital Management, LLC ("DDJ") on behalf of DDJ Capital III, LLC ("DDJ III"), B III Capital Partners, L.P. (the "DDJ Fund") and itself on March 14, 2000. DDJ III is the general partner of, and DDJ is the investment manager for, the DDJ Fund. All shares of Common Stock reported as beneficially owned by DDJ Entities were directly beneficially owned by the DDJ Fund.

(3) Includes 9,066 shares of Common Stock issuable under stock options exercisable within 60 days of September 26, 2000.

(4) Includes 4,000 shares of Common Stock issuable under stock options exercisable within 60 days of September 26, 2000.

(5) Includes 6,150 shares of Common Stock issuable under stock options exercisable within 60 days of September 26, 2000.

(6) Includes 9,000 shares of Common Stock issuable under stock options exercisable within 60 days of September 26, 2000.

(7) Includes 84,424 shares of Common Stock issuable under stock options exercisable within 60 days of September 26, 2000.

(8) Includes 9,000 shares of Common Stock issuable under stock options exercisable within 60 days of September 26, 2000.

(9) Includes 121,640 shares of Common Stock issuable under stock options exercisable within 60 days of September 26, 2000.

                             STOCKHOLDER PROPOSALS

     As disclosed by Trikon in its proxy statement for the 2000 annual meeting, stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and with Trikon's By-laws. Any such proposal for the 2001 annual meeting of stockholders must comply with applicable regulations and be received by the Secretary, Trikon Technologies, Inc., Ringland Way, Newport, South Wales, NP6 2TA, United Kingdom, as follows:

     (i) to be eligible for inclusion in the Company's proxy statement and form of proxy, it must be received no later than January 2, 2001; or

     (ii) to be eligible to be presented from the floor for vote at the meeting (but not intended for inclusion in the Company's proxy materials), it must be received by March 17, 2001.


                         BY ORDER OF THE BOARD OF DIRECTORS

                         Jeremy Linnert
                         Secretary

                    TRIKON TECHNOLOGIES, INC. CONSENT FORM
             CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of record of Trikon Technologies, Inc. (the "Company") as of the close of business on September 28, 2000, hereby takes the following action, with respect to all stock of the Company held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents without a meeting, pursuant to Section 603 of the California General Corporation Law, to the amendment of the Seventh Amended and Restated Articles of Incorporation, as amended, of the Company to increase the authorized number of shares of Common Stock to 50,000,000 as described in
the Company's Consent Statement, dated October   , 2000:


(Place an "X" in the appropriate box)

The Board of Directors recommends that
stockholders CONSENT to the proposed amendment.


CONSENT [_] CONSENT WITHHELD [_] ABSTAIN [_]


If no box is marked with respect to the action described above, the undersigned will be deemed to have consented to the proposed amendment.


Dated: __________, 2000


-------------------------------


-------------------------------------
Signature(s)


Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.